EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PULIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports on the statements of directly identifiable assets and liabilities of the Medical Waste Business of Browning-Ferris Industries, Inc. (BFI Medical Waste) and the related statements of revenues and direct expenses of BFI Medical Waste dated July 30, 1999, and to all references to our Firm, included in or made a part of this registration statement.

                                                     /s/ Arthur Andersen LLP


Chicago, Illinois
November 29, 1999